UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2016

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

137 South Robertson Boulevard, Suite 129

Beverly Hills, CA 90211

(Address of Principal Executive Offices) (Zip Code)

(877) 238-4498

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01

Entry into a Material Definitive Agreement.

On or about July 5, 2016 we entered into a definitive agreement with the AK Bean Foundation to be their exclusive Breath Alcohol Ignition Interlock Device partner. The A.K. Bean Foundation offers alcohol, drug and tobacco education classes at offices in Fairfield, Vacaville and Vallejo, California. Their California state-licensed programs are taught by certified counselors for DUI offenders in an effort to reduce their chances of re-offending with a vision of enhancing the public safety of their communities by providing high quality education on alcohol, drugs and tobacco through best practices. By partnering with us, AK Bean is continuing to reduce driving while impaired (DWI), recidivism and related arrests as well as supporting positive changes in lifestyle and protect the public’s health on roadways and highways. AK Bean will be referring their clients to exclusively use our BDI 747/1 devices. We will be paying AK Bean a commission on every device leased by us to a customer that they refer. There is no stock agreements, warrants, or options of any kind involved in this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLOW & DRIVE INTERLOCK CORPORATION

By:	/s/ Laurence Wainer
Name:	Laurence Wainer
Title:	Chief Executive Officer and Chief Financial Officer

Date: July 6, 2016